Exhibit 12.2. Certification Pursuant to Sec Rule 13a-14(a)/15d-14(a) as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

     I, Stephen H. Willard, Executive Vice President and Chief Financial Officer of Flamel Technologies S.A. (the “Company”), certify that:

1.	I have reviewed this amended annual report on Form 20-F/A of the Company;

2.	Based on my knowledge, this report does not contain any untrue statements of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented in this report;

Date: June 15, 2005

/s/ Stephen H. Willard
Stephen H. Willard Executive Vice President and Chief Financial Officer